UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Adagio Medical Holdings, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

26051 Merit Circle, Suite 102
Laguna Hills, CA, 92653
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On October 23, 2026
Dear Stockholder:
You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Adagio Medical Holdings, Inc., a Delaware corporation (the “Company”). The meeting will be held on Friday, October 23, 2026 at 8:00 a.m. Pacific Time. The Special Meeting will be a virtual meeting of stockholders, which will be conducted only via a live webcast. You will be able to attend the Special Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/ADGM2026SM. The meeting will be held for the following purposes:
1.
To approve a series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation to effect, at the option of the Company’s Board of Directors, a reverse stock split of our common stock at a ratio in the range of 1-for-10 to 1-for-500, inclusive, with such ratio to be determined by the Company’s Board of Directors in its sole discretion. We refer to this proposal as the “Reverse Stock Split Proposal” or “Proposal No. 1”.

2.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the proxy statement accompanying these proxy materials.
The Special Meeting will be held virtually through a live webcast. Stockholders of record at the close of business on October 5, 2026 and their proxy holders will be able to attend the Special Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/ADGM2026SM and entering the Control Number included in your proxy card, voting instruction form, or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log-in beginning at 7:45 a.m. Pacific Time, on October 23, 2026.
Only stockholders of record at the close of business on October 5, 2026 and their proxy holders may vote at the meeting or any adjournment thereof. A complete list of these stockholders will be available for examination by any stockholder during the ten days prior to the Special Meeting for a purpose germane to the meeting during ordinary business hours at the Company’s principal executive office. The Special Meeting may be continued or adjourned from time to time without notice other than by announcement at the Special Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on October 23, 2026 at 8:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/ADGM2026SM.

The proxy statement is available at investors.adagiomedical.com and www.proxyvote.com.

By Order of the Board of Directors.

/s/ Deborah Kaster
Deborah Kaster Chief Financial Officer and Chief Business Officer Laguna Hills, CA October 13, 2026

You are cordially invited to attend the virtual Special Meeting. You will not be able to attend the Special Meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote online if you attend the virtual Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

i

ADAGIO MEDICAL HOLDINGS, INC.
26051 Merit Circle, Suite 102
Laguna Hills, CA, 92653
PROXY STATEMENT
FOR THE 2026 SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 23, 2026
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Unless the context indicates otherwise, references in this proxy statement to the “Company,” “Adagio,” “we,” “us,” “our” and similar terms refer to Adagio Medical Holdings, Inc.
Why am I receiving these materials?
We have sent you these proxy materials because the Board of Directors (the “Board”) of Adagio Medical Holdings, Inc. is soliciting your proxy to vote at the 2026 Special Meeting of Stockholders (the “Special Meeting”), including at any adjournments or postponements of the meeting. You are invited to attend the Special Meeting online to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the phone or through the internet.
We intend to first mail these proxy materials on or about October 13, 2026 to all stockholders of record entitled to vote at the Special Meeting.
How do I attend the Special Meeting?
The Special Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater participation. You may attend, vote and ask questions at the Special Meeting by following the instructions provided on the proxy card or voting instruction form to log in to www.virtualshareholdermeeting.com/ADGM2026SM. If you are a stockholder of record, you will be asked to provide the 16-digit control number from your proxy card. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.
The audio webcast of the Special Meeting will begin promptly at 8:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m. Pacific Time, and you should allow reasonable time for the check-in procedures.
You are entitled to attend the Special Meeting if you were a stockholder of record as of the close of business on October 5, 2026, the record date, or hold a valid proxy for the meeting. To be admitted to the Special Meeting, you will need to visit www.virtualshareholdermeeting.com/ADGM2026SM and enter the Control Number found next to the label “Control Number” on your proxy card or voting instruction form, or in the email sending you the proxy statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number/ proxy to vote.
Whether or not you participate in the Special Meeting, it is important that you vote your shares.
What if I cannot find my Control Number?
Please note that if you do not have your Control Number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/ADGM2026SM and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.
If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Special Meeting.
Where can we get technical assistance if we are having trouble accessing the meeting or during the meeting?
If you have difficulty accessing the meeting or during the meeting, please refer to the technical support telephone number posted on the virtual meeting website login page, where technicians will be available to help you.

For the Special Meeting, how do we ask questions of management and the Board?
We plan to spend up to 15 minutes answering appropriate stockholder questions at the conclusion of the Special Meeting and will include as many stockholder questions that comply with the rules of conduct for the Special Meeting as the allotted time permits. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Questions that are not pertinent to the Company and in compliance with the rules of conduct for the Special Meeting will not be responded to. Questions may be submitted during the Special Meeting through www.virtualshareholdermeeting.com/ADGM2026SM.
Who can vote at the Special Meeting?
Only stockholders of record at the close of business on October 5, 2026 will be entitled to vote at the Special Meeting.
Stockholder of Record: Shares Registered in Your Name
If on October 5, 2026 your shares were registered directly in your name with the Adagio’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote online, at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the internet to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on October 5, 2026 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials should be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank, or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit control number via email or on your proxy card or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your proxy card or voting instruction form, and you wish to vote prior to or at the virtual Special Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.
What am I voting on?
There is one matter scheduled for a vote:
•
Proposal No. 1 – To approve a series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation to effect, at the option of the Board, a reverse stock split of our common stock at a ratio in the range of 1-for-10 to 1-for-500, inclusive (the “Reverse Stock Split”), with such ratio to be determined by the Board in its sole discretion.

What if another matter is properly brought before the meeting?
The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card.
How do I vote?
For Proposal No. 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee to the Board that you specify.

The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Special Meeting, vote by proxy using the enclosed proxy card, or you may vote by proxy over the telephone or through the internet. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote at the Special Meeting even if you have already voted by proxy. This is only required if you want to change your original vote, since votes will not be double counted.

By Internet	By Telephone	By Mail	During the Meeting
You may vote your shares from any location in the world at www.proxyvote.com (you will need the control number printed on your proxy card)	You may vote your shares by calling 1-800-690-6903 and following the instructions on your proxy card.	If you received a proxy card by mail, you may vote by completing, dating and signing the proxy card and promptly mailing it in the postage-paid envelope provided.	To vote at the meeting, visit www.virtualshareholdermeeting.com/ADGM2026SM (you will need the control number printed on your proxy registration confirmation email)

Internet and telephone voting facilities for stockholders of record will be available for 24 hours a day and will close at 8:59 p.m. Pacific Time on October 22, 2026.
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Special Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” Proposal No. 1. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using that individual’s best judgment.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Adagio. You must follow these instructions for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit control number via email or on your proxy card or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your proxy card or voting instruction form, and you wish to vote prior to or at the virtual Special Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain your 16-digit control number. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain their 16-digit control number either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.
Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
Each share of common stock you owned as of October 5, 2026 is entitled to one vote.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Special Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” Proposal No. 1. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using that individual’s best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine,” but not with respect to “non-routine” matters. In this regard, Proposal No. 1 is considered to be “routine” under applicable rules, meaning your broker or nominee may vote your shares on Proposal No. 1.
If you are a beneficial owner of shares held in street name, and you do not plan to attend the Special Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. When there is at least one “routine” matter that the broker, bank or other securities intermediary votes on, the shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” Proposal No. 1 is a “routine” matter and we therefore expect brokers, banks or other securities intermediaries to vote on that proposal.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
Adagio will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•
You may send a timely written notice that you are revoking your proxy to Adagio’s Corporate Secretary at 26051 Merit Circle, Suite 102, Laguna Hills, CA, 92653. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Special Meeting.

•	You may attend the Special Meeting and vote online. Simply attending the Special Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
What vote is required for adoption or approval of each proposal and how will votes be counted?

Proposal	Page Number	Vote Required for Approval	Voting Options	Effect of Votes Withheld/ Abstentions, As Applicable	Effect of Broker Non-Votes
Proposal No. 1: Reverse Stock Split(1)	6	FOR votes from the holders of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote	FOR, AGAINST or ABSTAIN	No effect	Not applicable

(1)
This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote your shares on this proposal.

Who will count the vote?
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote at the Special Meeting are present in person or represented by proxy. On October 5, 2026, there were 27,439,328 shares of common stock, outstanding and entitled to vote.
Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Special Meeting or the holders of a majority of the voting power of the shares present at the Special Meeting or represented by proxy and entitled to vote may adjourn the Special Meeting to another date.
Will a list of record stockholders as of the record date be available?
For the ten days ending the day prior to the Special Meeting, a list of our record stockholders as of the close of business on the record date will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of record stockholders beginning October 13, 2026, and until the meeting, stockholders should email ir@adagiomedical.com.
How can I find out the results of the voting at the Special Meeting?
Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the internet?
The proxy statement is available at www.proxyvote.com.

PROPOSAL NO. 1 – APPROVAL OF A SERIES OF ALTERNATE AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK
Background Regarding Reverse Stock Split
Our Board has adopted and deemed advisable, and is recommending that our stockholders approve, a series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation, each of which would:
•	effect a reverse stock split (the “Reverse Stock Split”) of all of the outstanding shares of our common stock at a ratio of between 1-for-10 and 1-for-500, inclusive.
Accordingly, effecting a Reverse Stock Split would reduce the number of outstanding shares of our common stock, but will have no impact on our current number of total authorized shares. The form of the proposed amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split is attached as Appendix A to this proxy statement. However, the text of the proposed amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as the Board deems necessary or advisable to effect the proposed amendment of our Amended and Restated Certificate of Incorporation.
Our stockholders are being asked to approve these proposed amendments pursuant to this Proposal No. 1, and to grant authorization to our Board to determine, in its discretion, whether to implement a Reverse Stock Split, including its specific timing and ratio.
By approving this proposal, stockholders will (i) approve a series of amendments to our Amended and Restated Certificate of Incorporation pursuant to which any whole number of outstanding shares between and including ten (10) and five hundred (500) would be combined into one share of our common stock and (ii) authorize the Board to file only one such amendment, as determined by the Board in the manner described herein and to abandon each amendment not selected by the Board. The Board believes that stockholder approval granting this discretion, rather than approval of a specified stock split ratio, provides the Board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its stockholders. The Board may effect only one Reverse Stock Split as a result of this authorization. The Board may also elect not to execute any Reverse Stock Split. The Board’s decision as to whether and when to effect the Reverse Stock Split and determining the Reverse Stock Split ratio will be based on a number of factors, including market conditions, existing and expected trading prices and volumes for our common stock, and the continued listing requirements of The Nasdaq Capital Market. Although our stockholders may approve the Reverse Stock Split, we will not effect the Reverse Stock Split if our Board does not deem it to be in the best interests of the Company and its stockholders. The Reverse Stock Split will take effect, if at all, after it is approved by a majority of the total votes cast on this proposal, is deemed by the Board to be in the best interests of the Company and its stockholders, and after filing the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.
In the event that approval for the Reverse Stock Split is obtained, and the Board does not execute the Reverse Stock Split within the 12-month period following the Special Meeting, further stockholder approval would be required prior to implementing any reverse stock split.
Reasons for the Reverse Stock Split
Our common stock is currently listed on The Nasdaq Capital Market tier of Nasdaq. In order for our common stock to continue to be listed on The Nasdaq Capital Market, we must satisfy various listing maintenance standards established by Nasdaq. If we are unable to meet the applicable listing requirements, our common stock will be subject to delisting.
Under Nasdaq’s continued listing requirements, if the closing bid price of our common stock is under $1.00 per share for 30 consecutive business days and does not thereafter reach $1.00 per share or higher for a minimum of 10 consecutive business days during the 180 calendar days following notification by Nasdaq, our common stock would be subject to delisting by Nasdaq.
As previously reported, on June 12, 2026, we received a letter from the Listing Qualifications Department of Nasdaq (the “Staff”) notifying us that the listing of our common stock was not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) for continued listing on the Nasdaq Capital Market, as the minimum bid price of the Company’s common stock was less than $1.00 per share for the previous 30 consecutive business days. Additionally, as previously reported on August 13, 2026, we received a deficiency letter from the Staff notifying us that we are not in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires companies listed on the Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000 (the “Stockholders’ Equity Requirement”). In accordance with Nasdaq rules, we had a period of 45 calendar days, or until September 28, 2026, to submit a plan to regain compliance with the Stockholders’ Equity Requirement. On September 28, 2026, we submitted a plan to regain compliance to Nasdaq. If the plan is accepted, Nasdaq may grant an extension of up to 180 calendar days to regain compliance with the Stockholders’ Equity Requirement. To regain compliance with the Minimum Bid Price Requirement and Stockholders’ Equity Requirement, respectively, our minimum bid price of listed securities must close at $1.00 per share or more for a minimum of 10 consecutive business days and we must report stockholders’ equity of at least $2,500,000. As of the date of this proxy statement, we have not regained compliance with the Minimum Bid Price Requirement or the Stockholders’ Equity Requirement. In addition, as of the date of this proxy statement we do not have a market value of listed securities of $35 million, or net income from continued operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years, the alternative quantitative standards for continued listing on the Nasdaq Capital Market. Accordingly, after the initial grace period for the Minimum Bid Price Requirement expires on December 9, 2026, we expect that Nasdaq will provide notice that our common stock will be subject to delisting. We will have the right to appeal a determination to delist our common stock, which we intend to do, and our common stock will remain listed on the Nasdaq Capital Market until the completion of the appeal process, during which time we may regain compliance with the Minimum Bid Price Requirement if our minimum bid price of listed securities closes at $1.00 per share or more for a minimum of 10 consecutive business days and with the Stockholders’ Equity Requirement if we report stockholders’ equity of at least $2,500,000.
Accordingly, the Board has adopted resolutions, subject to approval by our stockholders, to amend our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split of our common stock at a ratio in the range of one-for-ten to one-for-five hundred with such ratio to be determined in the discretion of the Board. These resolutions were approved as a means of regaining compliance with the Minimum Bid Price Requirement.
The Board’s primary objective in proposing the Reverse Stock Split is to raise the per share trading price of our common stock. The Board believes that the Reverse Stock Split will result in a higher per share trading price, which is intended to enable us to maintain the listing of our common stock on The Nasdaq Capital Market and generate greater investor interest in the Company.
The Board believes that maintaining the listing of our common stock on The Nasdaq Capital Market is in the best interests of the Company and its stockholders. If our common stock were to be delisted from The Nasdaq Capital Market, the Board believes that such delisting could adversely affect the market liquidity of our common stock, decrease the market price of our common stock, adversely affect our ability to obtain financing for the continuation of our operations and exploration of strategic alternatives to enhance stockholder value, and result in the loss of confidence in the Company.
If the Reverse Stock Split is approved by our stockholders and implemented by the Board, we expect to satisfy the $1.00 per share Minimum Bid Price Requirement for continued listing on the Nasdaq Capital Market. However, despite the approval of the Reverse Stock Split by our stockholders and implementation by the Board, there can be no assurance that the Reverse Stock Split will result in our meeting and maintaining the $1.00 Minimum Bid Price Requirement. The effect of the Reverse Stock Split upon the market price for our common stock cannot be predicted, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of our common stock after the Reverse Stock Split may not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split due to, among other reasons, our performance and other factors that may be unrelated to the number of shares outstanding. Our common stock could also be delisted from The Nasdaq Capital Market due to our failure to comply with one or more other Nasdaq listing rules.
Criteria to be Used for Decision to Implement the Reverse Stock Split
In the event that approval for the Reverse Stock Split is obtained, our Board will be authorized to proceed with the Reverse Stock Split at any time during the 12-month period following the Special Meeting. If we regain compliance with the Minimum Bid Price Requirement prior to December 9, 2026, our Board may use its discretion to not carry out or to delay in carrying out the Reverse Stock Split.
In the event our Board delays its decision to execute the Reverse Stock Split because the Company has regained compliance with the Minimum Bid Price Requirement, if our common stock price again falls below $1.00 for 30-days during the 12-month period following the Special Meeting, and therefore again fails to comply with the applicable Nasdaq Capital Market minimum listing requirements, then the Reverse Stock Split may be executed as a cure for this condition.

Principal Effects Of Reverse Stock Split on Our Outstanding Common Stock and Authorized but Unissued Common Stock
The following table illustrates the effects of a 1-for-10, 1-for-100, 1-for-200, 1-for-300, 1-for-400 and 1-for-500 Reverse Stock Split on our outstanding common stock as of September 30, 2026, without giving effect to any adjustments for fractional shares and information regarding our authorized shares based on the corresponding proportionate Authorized Shares Reduction:

Reverse Stock Split Ratio	—	10:1	100:1	200:1	300:1	400:1	500:1
Number of shares of Common Stock Issued and Outstanding	26,489,328	2,648,933	264,893	132,447	88,298	66,223	52,979
Number of Shares of Common Stock Reserved for Future Issuance(1)	40,436,954	4,043,695	404,370	202,185	134,790	101,092	80,874
Number of Shares of Common Stock Authorized but Unissued and Unreserved	143,073,718	14,307,372	1,430,737	715,369	476,912	357,684	286,147

(1)
Prior to giving effect to the Reverse Stock Split, consists of (i) 8,190,838 stock options outstanding; (ii) 2,963,612 pre-funded warrants outstanding; (iii) 21,054,613 warrants outstanding; (iv) 3,144,916 shares reserved for the conversion of $20.0 million of 13% senior secured notes (the “Convertible Securities Notes”) into shares of the Company’s common stock at a conversion price of $10.00 per share; (v) 2,127,237 shares reserved for future issuance under the Company’s 2024 Equity Incentive Plan; (vi) 2,514,445 shares reserved for future issuance under the Company’s 2024 Key Employee Equity Incentive Plan; and (vi) 441,293 shares reserved for future issuance under the Company’s 2024 Employee Stock Purchase Plan.

The Reverse Stock Split will affect all of our stockholders uniformly and will not materially affect any stockholder’s percentage ownership interests in the Company or proportionate voting power. The Reverse Stock Split will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split). The common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.
The principal effects of a Reverse Stock Split will be that:
•	each ten to five hundred shares of our common stock owned by a stockholder (depending on the Reverse Stock Split ratio selected by the Board), will be combined into one new share of our common stock;
•
no fractional shares of common stock will be issued in connection with any Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below;

•
based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock units and warrants, which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants; and

•	the number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board (as described below).
Our authorized capital stock currently consists of 210,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share. Although the Reverse Stock Split will not affect the rights of stockholders or any stockholder’s proportionate ownership interest in the Company (except as a result of the treatment of fractional shares), the number of authorized shares of our common stock and preferred stock will not be reduced. If the Reverse Stock Split is implemented, the number of authorized shares of common stock would remain at 210,000,000 shares, thereby effectively increasing the number of shares of common stock available for future issuance. The total number of authorized shares of preferred stock would remain at 20,000,000 shares. As illustrated by the table above, the Reverse Stock Split would increase the ability of our Board to issue authorized and unissued shares in the future without further stockholder action. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings or loss per share and book value per share, as well as the ownership and voting rights of the holders of our then-outstanding shares of common stock.
Principal Effects of the Reverse Stock Split on Our Outstanding Equity Awards and Future Awards under Our Incentive Plans
If the Reverse Stock Split is implemented, the number of shares of common stock subject to outstanding options, restricted stock unit awards and other equity awards issued by the Company, and the number of shares reserved for future issuance and all other share limits, under the Company’s 2024 Equity Incentive Plan, 2024 Key Employee Equity Incentive Plan and 2024 Employee Stock Purchase Plan will be reduced by the same ratio as the reduction in the outstanding shares, in each case rounded down to the nearest whole share. Correspondingly, the exercise price for individual outstanding options, on a per share basis, will be proportionally increased (the aggregate exercise price for all outstanding options will be unaffected, except for the rounding described below, but following the Reverse Stock Split such exercise price will apply to a reduced number of shares), in each case rounded up to the nearest cent. As of September 30, 2026, there were outstanding stock options to purchase an aggregate of 8,190,838 shares of common stock, at a weighted average exercise price of $0.974 per share. Assuming, for example, a 1-for-250 Reverse Stock Split, the number of shares covered by outstanding options will be reduced to one-250th the number currently issuable, and the exercise price of outstanding options will be increased by 250 times the current exercise price, rounded up to the nearest cent.
Effective Date
The proposed Reverse Stock Split would become effective at 5:00 p.m., Eastern time, on the date of filing of a Reverse Split Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date as is chosen by the Board and set forth in the Certificate of Amendment, which date we refer to in this Proposal No. 1 as the Reverse Split Effective Date. Except as explained below with respect to fractional shares, effective as of 5:00 p.m., Eastern time, on the Reverse Split Effective Date, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a lesser number of new shares of our common stock in accordance with the Reverse Stock Split ratio determined by our Board within the limits set forth in this Proposal No. 1.
Cash Payment in Lieu of Fractional Shares
No fractional shares of common stock will be issued as a result of any Reverse Stock Split. Instead, in lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the Reverse Stock Split, the Company will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the common stock on The Nasdaq Capital Market during regular trading hours for the five consecutive trading days immediately preceding the Reverse Split Effective Date (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.
As of October 5, 2026, there were 51 stockholders of record of our common stock, which number of record holders includes those holders who are deemed record holders for purposes of the Exchange Act. Upon stockholder approval of this Proposal No. 1, if our Board elects to implement the proposed Reverse Stock Split, stockholders owning, prior to the Reverse Stock Split, less than the number of whole shares of common stock that will be combined into one share of common stock in the Reverse Stock Split would no longer be stockholders. For example, if a stockholder held fifty shares of common stock immediately prior to the Reverse Stock Split and the Reverse Stock Split ratio selected by the Board was 1:100, then such stockholder would cease to be a stockholder of the Company following the Reverse Stock Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above. In addition, we do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Record and Beneficial Stockholders
If this Proposal No. 1 is approved by our stockholders and our Board elects to implement a Reverse Stock Split, stockholders of record holding all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our common stock they hold after the Reverse Stock Split along with payment in lieu of any fractional shares. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.
If this Proposal No. 1 is approved by our stockholders and our Board elects to implement a Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from the Company or its exchange agent, as soon as practicable after the effective date of the Reverse Stock Split. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued to a stockholder holding shares in certificate form until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.
STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.
Potential Anti-Takeover Effect
The Reverse Stock Split would result in an increased proportion of unissued authorized shares to issued shares, which could, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the Reverse Stock Split might be to render more difficult or to discourage a merger, tender offer, proxy contest or change in control of us and the removal of management, which stockholders might otherwise deem favorable. For example, the authority of the Board to issue common stock might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of us because the issuance of additional common stock would dilute the voting power of the common stock and preferred stock then outstanding. Our common stock could also be issued to purchasers who would support the Board in opposing a takeover bid which our board determines not to be in our best interests and those of our stockholders. The Board is not presently aware of any attempt, or contemplated attempt, to acquire control of us and the Reverse Stock Split is not part of any plan by the Board to recommend or implement a series of anti-takeover measures.
Accounting Matters
The par value of the shares of our common stock is not changing as a result of the implementation of the Reverse Stock Split. Our stated capital, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced proportionately on the effective date of the Reverse Stock Split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of our common stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share and other per share amounts will be increased as a result of the Reverse Stock Split because there will be fewer shares of common stock outstanding.
Possible Disadvantages of Reverse Stock Split
Even though the Board believes that the potential advantages of the Reverse Stock Split outweigh any disadvantages that might result, the following are some of the possible disadvantages of a Reverse Stock Split:
•	The reduced number of shares of our common stock resulting from a Reverse Stock Split could adversely affect the liquidity of our common stock.

•
The Reverse Stock Split could result in a significant devaluation of our market capitalization and the trading price of our common stock, on an actual or an as-adjusted basis, based on the experience of other companies that have effected reverse stock splits.

•
The Reverse Stock Split may leave certain stockholders with one or more “odd lots,” which are stock holdings in amounts of less than 100 shares of our common stock. These odd lots may be more difficult to sell than shares of common stock in even multiples of 100. Additionally, any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by the Reverse Stock Split.

•
There can be no assurance that the market price per new share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of old shares of our common stock outstanding before the Reverse Stock Split. For example, based on the closing market price of our common stock on October 7, 2026 of $0.1284 per share of common stock, if the stockholders approve this proposal and the Board selects and implements a Reverse Stock Split ratio of 1-for-100, there can be no assurance that the post-split market price of our common stock would be $12.84 per share or greater. Accordingly, the total market capitalization of our common stock after the proposed Reverse Stock Split may be lower than the total market capitalization before the proposed Reverse Stock Split and, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the proposed Reverse Stock Split.

•
While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

•
If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Stock Split. The market price of our common stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares outstanding.

Procedure for Effecting Reverse Stock Split
If our stockholders approve the Reverse Stock Split, the Reverse Stock Split would become effective at such time as it is deemed by our Board to be in the best interests of the Company and its stockholders and we file the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware. Even if the Reverse Stock Split is approved by our stockholders, the Board has discretion not to carry out, or to delay in carrying out, the Reverse Stock Split. Upon the filing of the amendment, all of our old common stock will be converted into new common stock as set forth in the amendment. As soon as practicable after the effective time of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected.
All of our registered holders hold their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If you hold registered shares in book-entry form with our transfer agent, no action needs to be taken to receive shares of common stock following the Reverse Stock Split. If a stockholder is entitled to shares following the Reverse Stock Split, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the Reverse Stock Split.
No Dissenters’ or Appraisal Rights
Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ or appraisal rights with respect to our proposed amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and we will not independently provide our stockholders with any such right.
Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders
The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to certain U.S. Holders (as defined below) of our common stock, but does not purport to be a complete analysis of all potential tax effects. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the

“Code”), Treasury Regulations promulgated thereunder, administrative rulings and pronouncements of the Internal Revenue Service (“IRS”), and judicial decisions, each as in effect as of the date of this proxy statement and all of which are subject to change or differing interpretations. Any such change or differing interpretation, which may or may not be retroactive, could alter the tax consequences described herein. This discussion is included for general informational purposes only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a U.S. Holder. This summary, except for the discussion under “Information Reporting and Backup Withholding” below, is limited to stockholders who are U.S. Holders (as defined below).
The discussion below only addresses stockholders that hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). It does not address all aspects of U.S. federal income tax that may be relevant to a stockholder in light of such stockholder’s particular circumstances or to a stockholder subject to special rules, such as brokers or dealers in securities or foreign currencies, stockholders that are not U.S. Holders, regulated investment companies, real estate investment trusts, traders in securities that mark to market, banks, financial institutions or insurance companies, mutual funds, stockholders holding their stock through individual retirement or other tax-deferred accounts, tax-exempt organizations, stockholders holding their stock as “qualified small business stock” pursuant to Section 1202 of the Code or as Section 1244 stock for purposes of the Code, stockholders who acquired their stock in connection with stock purchase plans or other employee plans or compensatory arrangements, stockholders the functional currency of which is not the U.S. dollar, partnerships or other entities classified as partnerships or disregarded entities for U.S. federal income tax purposes (or persons holding our common stock through such entities), stockholders that hold their stock as part of an integrated investment (including a “straddle,” a pledge against currency risk, a hedge or other “constructive” sale or “conversion” transaction) comprised of shares of our common stock and one or more other positions, stockholders that own or have owned, actually or constructively, more than 5% of our common stock, or stockholders who may have acquired their stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code. In addition, this summary does not address any tax consequences other than certain U.S. federal income tax consequences of the Reverse Stock Split, including the tax consequences of the Reverse Stock Split under state, local or non-U.S. tax laws, or under estate, gift, excise or other non-income tax laws, any alternative minimum tax, the Medicare contribution tax on net investment income, the special tax accounting rules under Section 451(b) of the Code, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Reverse Stock Split (whether or not any such transactions are in connection with the Reverse Stock Split), or the tax consequences to holders of options, warrants or other rights to acquire our common stock.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of our common stock that is any of the following:
•	an individual who is a citizen or resident of the United States or treated as a U.S. citizen or resident for U.S. federal income tax purposes;
•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized or have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our common stock and the partners therein should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.
This summary of certain material U.S. federal income tax consequences of the Reverse Stock Split is not binding with the IRS or the courts. We have not sought, and do not intend to seek, any tax opinion from counsel or ruling from the IRS with respect to any of the statements made in this summary. There can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court. Accordingly, each stockholder should consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences to such stockholder of the Reverse Stock Split.
STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER U.S. FEDERAL NON-INCOME TAX LAWS, THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR ANY APPLICABLE INCOME TAX TREATY.
Tax Consequences of the Reverse Stock Split
We intend to treat the Reverse Stock Split as a “recapitalization” for U.S. federal income tax purposes, and any cash in lieu of fractional will be solely to spare us the expense and inconvenience of issuing fractional shares and will not represent separately bargained-for consideration paid to a U.S. Holder. A U.S. Holder that receives solely a reduced number of shares of common stock generally will not recognize gain or loss in the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock received pursuant to the Reverse Stock Split should equal the U.S. Holder’s aggregate tax basis in its pre-Reverse Stock Split shares of common stock, and such U.S. Holder’s holding period in the reduced number of shares of common stock should include the holding period in its pre-Reverse Stock Split shares of common stock exchanged. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization such as the Reverse Stock Split. U.S. Holders should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices.
A U.S. Holder that receives both a reduced number of shares of common stock and cash in lieu of fractional shares as a result of the Reverse Stock Split will be treated as having received the fractional shares pursuant to the Reverse Stock Split and then as having exchanged the fractional shares for cash in a redemption by the Company, and generally should recognize capital gain or loss equal to the difference, if any, between the amount of cash received in lieu of a fractional share and its adjusted basis allocable to the fractional share. Such gain or loss will be long-term capital gain or loss if the pre-Reverse Stock Split shares were held for more than one year at the time of the Reverse Stock Split. Long-term capital gains of individuals are generally subject to tax at reduced rates. There are limitations on the deductibility of capital losses. A U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock, if any, generally should equal the U.S. Holder’s aggregate tax basis in its pre-Reverse Stock Split shares of common stock decreased by the basis allocated to the fractional share for which such U.S. Holder received cash, and the holding period of the reduced number of shares of common stock received generally should include the holding period of the pre-Reverse Stock Split shares of common stock exchanged.
No gain or loss will be recognized by the Company as a result of the proposed Reverse Stock Split.
Information Reporting and Backup Withholding
A holder of common stock may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with the Reverse Stock Split. To avoid backup withholding, each holder of common stock that does not otherwise establish an exemption should provide its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely and properly furnished to the IRS. Holders of common stock should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, as well as the procedures for obtaining a credit or refund if backup withholding is imposed.
The preceding discussion is intended only as a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to U.S. Holders. It is not a complete analysis or discussion of all potential tax effects that may be important to a particular holder. All holders of our common stock should consult their own tax advisors as to the specific tax consequences of the Reverse Stock Split to them, including record retention and tax-reporting requirements, the applicability and effect of any U.S. federal, state, local and non-U.S. tax laws, and the impact of any potential change in tax law.

Vote Required
The affirmative vote a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal will be required to approve the amendment of our Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split of our common stock at a ratio in the range of one-for-ten to one-for-five hundred, such ratio to be determined in the discretion of our Board. Abstentions are not treated as votes cast and, therefore, will have no effect.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to the Company regarding the actual beneficial ownership of Common Stock as of September 30, 2026, by:
•	each director and nominee for director;
•	each of the Company’s named executive officers;
•	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares Common Stock; and
•	all current executive officers and directors of the Company as a group
Beneficial ownership is determined in accordance with SEC rules, which generally provides that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power with respect to the security. Under SEC rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through exercise of stock options or warrants, within 60 days and are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.
The beneficial ownership percentages set forth in the table below are based on 26,489,328 shares of Common Stock issued and outstanding as of September 30, 2026, adjusted as required by rules promulgated by the SEC. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

Name and Address of Beneficial Owners(1)	Number of Shares	%
Current Executive Officers and Directors
James L. Cox(2)	480,698	1.78
Deborah Kaster(3)	436,009	1.62
Sandra Gardiner(4)	80,000	*
Keyvan Mirsaeedi-Farahani(5)	92,770	*
Orly Mishan(6)	266,666	1.00
Timothy Moran(7)	80,000	*
Sean Salmon(8)	37,500	*
Todd Usen(9)	1,079,670	3.95
All current directors and executive officers as a group (eight individuals)(10)	2,553,313	8.87
Former Executive Officers
Hakon Bergheim	7,539	*
Five Percent Holders
Entities affiliated with Perceptive Advisors LLC(11)	15,321,655	47.98
Alyeska Master Fund, L.P.(12)	2,583,733	9.26

*	Less than 1%
(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. The business address of each beneficial owner unless otherwise stated is 26051 Merit Cir #102, Laguna Hills, CA 92653.

(2)	Consists of (a) 36,698 shares of common stock and (b) 444,000 shares of common stock issuable upon exercise of options exercisable within 60 days of September 30, 2026.
(3)	Consists of (a) 15,000 shares of common stock and (b) 421,009 shares of common stock issuable upon exercise of options exercisable within 60 days of September 30, 2026.
(4)	Consists of 80,000 shares of common stock issuable upon exercise of options exercisable within 60 days of September 30, 2026.
(5)	Consists of (i) 12,770 shares of common stock and (b) 80,000 shares of common stock issuable upon exercise of options exercisable within 60 days of September 30, 2026.
(6)	Consists of 266,666 shares of common stock issuable upon exercise of options exercisable within 60 days of September 30, 2026.
(7)	Consists of 80,000 shares of common stock issuable upon exercise of options exercisable within 60 days of September 30, 2026.

(8)	Consists of 37,500 shares of common stock issuable upon exercise of options exercisable within 60 days of September 30, 2026.
(9)	Consists of (a) 207,315 shares of common stock and (b) 872,355 shares of common stock issuable upon exercise of options exercisable within 60 days of September 30, 2026.
(10)	Consists of (a) 271,783 shares of common stock and (b) 2,281,530 shares of common stock issuable upon exercise of options exercisable within 60 days of September 30, 2026.
(11)
Consists of (i) 9,675,684 shares of Common Stock directly held by Perceptive Life Sciences Master Fund, Ltd. (the “Master Fund”), (ii) warrants directly held by the Master Fund exercisable into 5,445,069 shares of Common Stock, and (iii) 200,902 shares of Common Stock directly held by C2 Life Sciences LLC (“C2”). Such amounts do not include shares of common stock issuable upon exercise of pre-funded warrants and warrants that may not be exercised if the aggregate number of shares of common stock beneficially owned by entities affiliated with Master Fund would exceed 9.99% of the total number of shares of our common stock then issued and outstanding after giving effect to such exercise. Perceptive Advisors LLC (the “Advisor”) serves as the investment manager of the Master Fund and C2. Joseph Edelman serves as the managing member of the Advisor. Accordingly, the Advisor and Mr. Edelman have voting and investment discretion with respect to, and may be deemed to beneficially own, the shares of Common Stock and warrants held of record by the Master Fund and C2. The Advisor does not directly hold any shares of Common Stock or warrants. The principal business address of each of these persons and entities is 51 Astor Place, 10th Floor, New York, NY 10003.

(12)
Consists of (i) 1,159,615 shares of Common Stock and (ii) milestone warrants exercisable into shares of Common Stock, in each case held by Alyeska Master Fund, L.P. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P., has voting and investment control of the shares held by Alyeska Master Fund, L.P. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Master Fund, L.P. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

OTHER INFORMATION FOR STOCKHOLDERS

Stockholder Proposals for the 2027 Annual Meeting of Stockholders
Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s Annual Meeting of Stockholders or nominate persons for election to the Board.
Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the Company’s proxy statement for the Company’s 2027 Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2027 proxy statement, any such stockholder proposals must be submitted in writing no later than December 31, 2026, to 26051 Merit Circle, Suite 102, Laguna Hills, CA, 92653, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.
Alternatively, in accordance with the “advance notice” provisions of our bylaws, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2027 Annual Meeting of Stockholders, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice must be received by the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the 2027 Annual Meeting of Stockholders, unless the date of the 2027 Annual Meeting of Stockholders is advanced by more than 25 days or delayed by more than 25 days from the anniversary of the 2026 Annual Meeting of Stockholders. For the Company’s 2027 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than February 16, 2027 and no later than March 18, 2027. If the date of the 2027 Annual Meeting of Stockholders is advanced by more than 25 days or delayed by more than 25 days from the anniversary of the 2026 Annual Meeting of Stockholders, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2027 Annual Meeting of Stockholders and not later than the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting of Stockholders is first made by the Company.
In addition to satisfying the deadlines in the “advance notice” provisions of our bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these “advance notice” provisions, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Adagio’s nominees must include in their notice the information required by Rule 14a-19 under the Exchange Act.
Notices of any proposals or nominations for the Company’s 2027 Annual Meeting of Stockholders should be sent to the Corporate Secretary of the Company at 26051 Merit Circle, Suite 102, Laguna Hills, CA, 92653. A courtesy copy should also be submitted by email to ir@adagiomedical.com.
Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker.
Additional Filings
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to investors section of our website at investors.adagiomedical.com and click on “SEC Filings” under the “FINANCIAL INFORMATION” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2025, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders by contacting Adagio Medical Holdings, Inc. by mail at 26051 Merit Circle, Suite 102, Laguna Hills, CA, 92653, by telephone at (949) 348-1188, or by email at ir@adagiomedical.com.

OTHER MATTERS
Our Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgement. Discretionary authority for them to do so is provided for in the proxy card and other forms of proxy.

By Order of the Board of Directors

/s/ Deborah Kaster
Deborah Kaster
Chief Financial Officer and Chief Business Officer
October 13, 2026

APPENDIX A

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ADAGIO MEDICAL HOLDINGS, INC.
Adagio Medical Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), certifies:
1.	The name of the corporation is Adagio Medical Holdings, Inc. (the “Corporation”).
2.	The Corporation’s original Certificate of Incorporation was filed on July 29, 2024 (the “Certificate”)
3.
The Corporation’s Board of Directors and stockholders, acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions approving the following amendments to the Certificate:

Effective as of the effective time of 5:00 p.m., Eastern Time, on [•], 2026 (the “Effective Time”), each [ten (10)] / [five hundred (500)]1 shares of the Corporation’s Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Split”); provided, however, no fractional shares of Common Stock shall be issued as a result of the Reverse Split and, in lieu thereof, upon receipt after the Effective Time by the exchange agent selected by the Corporation of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-Reverse Split Common Stock, any stockholder who would otherwise be entitled to a fractional share of post-Reverse Split Common Stock as a result of the Reverse Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Corporation’s Common Stock (as adjusted to give effect to the Reverse Split) on The Nasdaq Stock Market for each of the five (5) consecutive trading days immediately preceding the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware. Each stock certificate that, immediately prior to the Effective Time, represented shares of pre-Reverse Split Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Corporation or the respective holders thereof, represent that number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-Reverse Split Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of pre-Reverse Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the Reverse Split, as well as any cash in lieu of fractional shares of post-Reverse Split Common Stock to which such holder may be entitled as set forth above. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.
4.	All other provisions of the Certificate will remain in full force and effect.
[1]
These amendments approve the combination of any whole number of shares of the Company’s Common Stock between and including ten (10) and five hundred (500) into one (1) share of the Company’s Common Stock. By these amendments, the stockholders would approve each of the alternate amendments proposed by the Company’s Board of Directors. If the reverse stock split proposal is approved by stockholders, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by the Company’s Board of Directors to be in the best interests of the Company and its stockholders. The other amendments will be abandoned pursuant to Section 242(c) of the General Corporation Law of the State of Delaware. The Company’s Board of Directors may also elect not to effect any reverse stock split, in which case all proposed alternate amendments will be abandoned.

5.	This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL.
6.	This amendment to the Certificate of Incorporation shall be effective on and as of as of the effective time of 5:00 p.m., Eastern Time, on [•], 2026.
[Signature Page Follows]

IN WITNESS WHEREOF, this Certificate of Amendment to Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on [•], 2026.

Adagio Medical Holdings, Inc.

By:
Name:	Todd Usen
Title:	Chief Executive Officer

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on October 22, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ADGM2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on October 22, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T04458-S51049 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADAGIO MEDICAL HOLDINGS, INC.

The Board of Directors recommends you vote for the following proposal:	**For**	**Against**	**Abstain**
1. To approve a series of alternative amendments to the Company's Amended and Restated Certificate of Incorporation to affect, at the option of the Company's Board of Directors, a reverse stock split of the Company's common stock at a ratio in the range of 1-for-10 to 1-for-500, inclusive, with such ratio to be determined by the Company's Board of Directors in its sole discretion.	☐	☐	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

T04459-S51049

ADAGIO MEDICAL HOLDINGS, INC.
Special Meeting of Stockholders
October 23, 2026 8:00 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) acknowledge(s) receipt of the Notice of the 2026 Special Meeting of Stockholders of Adagio Medical Holdings, Inc.and the Proxy Statement and hereby appoint(s) Todd Usen and Deborah Kaster, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Adagio Medical Holdings, Inc. that the stockholder(s) is/are entitled to vote at the 2026 Special Meeting of Stockholders to be held at 8:00 a.m. Pacific Time on Friday, October 23, 2026, which will be a virtual stockholder meeting through which you can listen to the meeting and vote online at www.virtualshareholdermeeting.com/ADGM2026SM and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The above named proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments, continuations, or postponements thereof.

(Continued and to be marked, dated and signed, on the other side)